EXHIBIT 5.1

February 6, 2006

NutraCea
1261 Hawk’s Flight Court
El Dorado Hills, CA 95762

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form SB-2 (333-129839) filed by NutraCea, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on November 21, 2005, as amended, (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of up to 30,478,872 shares of the Company's Common Stock (collectively, the “Shares”), including 525,000 shares that are outstanding (“Outstanding Shares”) that were issued upon exercise of certain warrants (“Outstanding Shares Warrants”), up to 15,700,000 shares (the “Conversion Shares”) that are issuable upon conversion of our outstanding Series B Convertible Preferred Stock (“Series B Preferred”), and up to 14,253,872 shares of Common Stock (“Warrant Shares”) that are issuable upon exercise of certain other warrants (the “Warrants”), all of which were issued to certain of the selling security holders identified in the table appearing in the prospectus under the heading “Selling Security Holders.”

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

(1)	The Registration Statement.

(2)
The Securities Purchase Agreement dated as of September 28, 2005 (“Purchase Agreement”) and the Registration Rights Agreement dated as of October 4, 2005 (“Registration Rights Agreement”) that are Exhibits to the Registration Statement.

NutraCea
February 6, 2006

(3)	The Warrants and the Outstanding Shares Warrants.

(3)
Copies of the Company's (i) Restated and Amended Articles of Incorporation filed with the California Secretary of State on December 13, 2001, (ii) Certificate of Amendment of Articles of Incorporation filed with the California Secretary of State on August 4, 2003, (iii) Certificate of Amendment of Articles of Incorporation filed with the California Secretary of State on October 31, 2003, (iv) Certificate of Amendment of Articles of Incorporation filed with the California Secretary of State on September 29, 2005, (v) Certificate of Designation of the Rights, Preferences, and Privileges of the Series A Preferred filed with the California Secretary of State on December 13, 2001, and (vi) Certificate of Determination, Preferences and Rights of Series B Convertible Preferred Stock filed with the California Secretary of State on October 4, 2005, certified by the Company’s Secretary (collectively, “Articles”).

(4)	A copy of the Company's Bylaws, certified to us by the Company in the Management Certificate as being complete and correct (the "Bylaws").

(5)
Minutes of meetings and actions by written consent of the Company's Board of Directors (and committees thereof) relating to the Purchase Agreement, the Registration Rights Agreement, the Outstanding Shares Warrants, the Warrants and the adoption and amendment of the Articles, which were certified to us by the Company in the Management Certificate as being complete and correct.

(6)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "Management Certificate").

NutraCea
February 6, 2006

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider relevant to this opinion and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and such additional examination. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal competence or capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Selling Security Holders and the due authorization, execution and delivery of all documents by the Selling Security Holders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares that are issued have been or will be properly signed by authorized officers of the Company or their agents.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California.

In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such resale of Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or issuance of such shares or their status as fully paid and nonassessable.

NutraCea
February 6, 2006

The Company has informed us that the Selling Security Holders may resell Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to any Selling Security Holder's resale of Shares pursuant to the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto and will afford us an opportunity to review the operative documents pursuant to which such Shares are to be resold (including the Registration Statement, the prospectus and applicable prospectus supplement, if any, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such resale. However, we undertake no responsibility to monitor the Company's or any Selling Security Holder's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.

In rendering any opinion that the Shares are "fully paid," we have assumed that such shares were issued or will be issued, as applicable, in accordance with the terms of the Purchase Agreement, the Articles, the Outstanding Shares Warrants and the Warrants, and that the Company has received full consideration for the issuance of such shares provided for in the Purchase Agreement, the Articles, the Outstanding Shares Warrants and the Warrants (as applicable), and we have relied solely, without independent investigation, upon the representation of the Company to that effect in the Management Certificate referred to above.

In rendering any opinion that the Shares are “validly issued,” we have assumed that the Company will not issue Common Stock in the future that would cause the issuance of the Shares upon conversion of the Series B Preferred or upon exercise of the Warrants to exceed the number of shares of Common Stock that are then authorized for issuance under the Articles.

NutraCea
February 6, 2006

Based upon the foregoing, it is our opinion that the Outstanding Shares that may be sold by the Selling Security Holders pursuant to the Registration Statement are, and the Conversion Shares and the Warrant Shares, when issued upon conversion of the Series B Preferred or exercise of the Warrants and fully paid for as provided in the Purchase Agreement, the Articles and the Warrants will be, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the fact that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ WEINTRAUB GENSHLEA CHEDIAK
WEINTRAUB GENSHLEA CHEDIAK
A LAW CORPORATION